SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):November 4, 2013

 AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets

On November 4, 2013, AeroCentury Corp. (the "Company") purchased a Bombardier CRJ 705 Aircraft (the "Aircraft") from an unrelated third party seller, Wells Fargo Bank, Northwest, N.A. not in its individual capacity, but as owner-trustee ("Owner") pursuant to an Aircraft Purchase and Sale Agreement between the Company, the Owner, and AerLift Aircraft Leasing Limited, as owner participant.  The purchase price for the Aircraft was $17,100,000 and was paid in cash by the Company at closing.  In connection with the purchase, the Company was assigned the Owner's  lessor position under a lease for the aircraft to a regional airline.

Item 2.02  Results of Operation and Financial Condition

On November 8, 2013, the Company announced via press release the Company's results for its third quarter ended September 30, 2013. A copy of the Company's press release disclosing these results is attached as Exhibit 99.1.  This item and and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.  The following Exhibit is being furnished with this Form 8-K:

Exhibit No.	Document
99.1	Form of Earnings Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 8, 2013
AEROCENTURY CORP.
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By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer